Exhibit 99.1

Cogo Group, Inc. Reports 2010 Third Quarter Results:
Revenue Exceeds $100 Million for the First Time in Cogo's History

•	Q3 Net Revenue: $100.2 million in accordance with Generally Accepted Accounting Principles (“GAAP”) (a year-over-year increase of 22.1%)
•	Q3 Net Income attributable to Cogo Group, Inc.: $4.6 million GAAP and $8.0 million Non-GAAP
•	Q3 EPS Diluted attributable to Cogo Group, Inc.: $0.12 GAAP and $0.21 Non-GAAP (a year-over-year increase of 16.7% Non-GAAP)
•	Management provides Q4 2010 guidance of $107-108 million in revenue and estimated Non-GAAP EPS Diluted of $0.22-0.23.

SHENZHEN, China, November 4, 2010—Cogo Group, Inc. (NASDAQ: COGO) (“Cogo Group, Inc.,” “Cogo” or the “Company”), a leading provider of customized embedded solutions for the technology manufacturing sector in China, today announced unaudited financial results for its third quarter ended September 30, 2010. The Company reported record quarterly revenue of $100.2 million, up 22.1% from $82.0 million for the same quarter of 2009.

Net income attributable to Cogo Group, Inc. for the third quarter of 2010 was $4.6 million, up 38.2% from $3.4 million in the same period last year, with Non-GAAP net income (excluding share-based compensation expenses, acquisition-related costs, including amortization of intangible assets and related deferred taxation) attributable to Cogo Group, Inc. up 19.1% from the same period last year. Earnings per share (“EPS”) Diluted attributable to Cogo Group, Inc. on a GAAP basis was $0.12, and $0.21 on a Non-GAAP basis.  Non-GAAP Diluted EPS was up 16.7% from the third quarter of 2009.

Key Financial Indicators
(All numbers in USD thousands, except share data)

	Q3 2010(1) (unaudited)	Q3 2009(1) (unaudited)	Percent Change
Net Revenue	$100,200	$82,042	22.1%
Cost of Sales	$86,004	$70,201	22.5%
Gross Profit	$14,196	$11,841	19.9%
Operating Expenses	$8,962	$9,206	-2.7%
Net Income attributable to Cogo Group, Inc.	$4,648	$3,363	38.2%
EPS Diluted attributable to Cogo Group, Inc.	$0.12	$0.09	33.3%
Non-GAAP EPS Diluted attributable to Cogo Group, Inc.(2)	$0.21	$0.18	16.7%

(1)	The US dollar amounts are calculated based on a conversion rate of US $1 to RMB 6.6905 as of September 30, 2010 and US $1 to RMB 6.8262 as of September 30, 2009.
(2)
Included in the Q3 2010 net income attributable to Cogo Group, Inc. was $2.6 million of share-based compensation expense recognized in accordance with Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and $0.7 million of acquisition related costs, net, such as amortization and impairment of intangible assets and related deferred taxation. Non-GAAP net income attributable to Cogo Group, Inc., excluding the effects of share-based compensation expense and acquisition related costs, was $8.0 million.

Financial Results

Revenue for the third quarter was $100.2 million, a 22.1% increase from the $82.0 million reported for the same period in 2009. The revenue breakdown is as follows:
•	$56.5 million (56.4% of total sales) for digital media (including the mobile handsets business), representing a 14.4% increase year-over-year.
•	$24.8 million (24.8% of total sales) for telecommunications equipment, representing a 22.4% increase year-over-year.
•
$17.6 million (17.5% of total sales) from product sales relating to the Industrial Applications Business, which grew 58.5% compared to the third quarter of 2009. The Company is currently participating in opportunities in the smart grid, smart meter, automotive and high-speed railway end markets, all of which management believes are among the fastest growing sectors in China.  Over time, Cogo expects to expand into other verticals in the industrial space, such as clean technology, healthcare/medical and security.

•	The Company’s service business contributed revenue of $1.3 million in the third quarter and accounted for 1.3% of total sales.

Cogo’s cost of sales, which includes the aggregate purchase of components from suppliers and the direct cost of services, was $86.0 million compared to $70.2 million in the third quarter of 2009, representing an increase of 22.5% year-over-year. Gross profit for the third quarter was $14.2 million, up 19.9% from $11.8 million during the third quarter of last year. Gross margin for third quarter was 14.2%, compared to 14.4% reported for the third quarter of 2009.

Operating expenses, including selling, general and administrative, and research and development, totaled $9.0 million, down 2.7%, compared to $9.2 million reported for the third quarter of last year.

Income from operations was $5.2 million, an increase of 98.6% from $2.6 million reported in the same period of 2009. Operating margin for the third quarter was 5.2% compared to 3.2% for the third quarter of 2009. Excluding the effects of share-based compensation and acquisition-related costs, operating margin would have been 8.7% for the third quarter of 2010, similar to the same period in 2009.

The effective tax rate for the third quarter of 2010 was 11.7%, compared to 12.9% for the same period in 2009. Noncontrolling interests’ share of income was $0.05 million for the third quarter of 2010, down from $0.3 million in the corresponding period of 2009.

Net income attributable to Cogo Group, Inc. for the third quarter of 2010 was $4.6 million or EPS Diluted attributable to Cogo Group, Inc. of $0.12 on a GAAP basis, compared to net income of $3.4 million, or EPS Diluted attributable to Cogo Group, Inc. of $0.09, in the third quarter of 2009. Included in the third quarter of 2010 was $2.6 million attributable to share-based compensation expense and $0.7 million attributable to acquisition-related costs, including amortization of intangible assets and related deferred taxation. Excluding stock-based compensation expenses and acquisition-related costs and including amortization of intangible assets and related deferred taxation, the net income would have been $8.0 million or $0.21 Non-GAAP EPS Diluted attributable to Cogo Group, Inc. for the third quarter of 2010. The weighted average number of shares used in the calculation of diluted EPS was 37.9 million compared to 37.8 million in the third quarter of 2009.

For the nine month period ended September 30, 2010, the Company reported revenue of $275.0 million, an increase of 25.6% from the $219.0 million reported during the same period in 2009. Gross profit was $38.9 million, an increase of 24.2% from $31.3 million reported during the nine month period ended September 30, 2009. Gross margin was 14.1% of sales, down from a gross margin of 14.3% of sales for the same period last year. Net operating expenses were $25.8 million, slightly up from $25.0 million for the same period last year. Income from operations was $13.2 million, an increase of 106.8%, from the $6.4 million reported during the prior year period. The Company had an effective tax rate of 10.6% compared to 11.6% during the prior year period. Noncontrolling interests’ share of income was $0.1 million as compared to $0.4 million during the same period in 2009. Net income attributable to Cogo Group, Inc. for the nine month period was up 64.5% to $12.3 million, or $0.32 per fully diluted share, compared to $7.5 million, or $0.20 per fully diluted share, for the same period last year.

Balance Sheet

The Company completed the quarter with cash of $137.1 million, up $39.3 million from the $97.8 million reported at the end of 2009. Total net cash at the end of the third quarter was $80.7 million. Pledged bank deposits were $20.0 million as of September 30, 2010 and $17.0 million as of December 31, 2009. Total bank borrowings as of September 30, 2010 were $76.4 million compared with $17.5 million as of December 31, 2009. Inventories increased from $21.4 million on December 31, 2009 to $44.3 million as of September 30, 2010, attributed to the Company’s expectations of strong demand across all business segments for the remainder of 2010 and 2011. Accounts receivable decreased from $90.5 million as of December 31, 2009 to $89.4 million as of September 30, 2010, and was collected in an average of 82 days during the third quarter.  Inventory turnover in the third quarter of 2010 was 47 days. Accounts payable decreased slightly from $11.9 million at the end of 2009 to $11.8 million as of September 30, 2010. Cogo Group, Inc. equity was $243.4 million as of September 30, 2010, an increase from $226.1 million as of December 31, 2009. Operating cash flow was positive at $5.3 million in the third quarter of 2010.

Business Outlook

Management’s guidance for the fourth quarter of 2010 is $107-108 million in revenue and an estimated Non-GAAP EPS Diluted of $0.22-0.23. The Company continues to target longer term gross margins of 15% and operating margins of 10%.

Jeffrey Kang, CEO and Chairman of Cogo, remarked, “I am very pleased by the continued strong execution by the Cogo team in the third quarter of 2010, and I remain optimistic about our prospects for the rest of 2010 and 2011. Cogo’s strong growth in the third quarter demonstrates our return to a sustainable high growth mode. I continue to see promising new opportunities in a variety of end markets, including automotive, HDTV, smart meters/smart grid, tablets and 3G Smartphones and across all of our industrial verticals. The Company is using  cash to help drive revenue growth and opportunistically repurchase stock. I also anticipate growth in our Small and Medium Enterprise “SME” customer base and continued growth of our SME Average Revenue Per User (“ARPU”).  We believe an improving 3G handset landscape is helping to drive growth in our digital media end market, primarily through increased dollar content per device.”

“While China’s GDP growth may slow in 2011 versus 2010, recent manufacturing data from China indicates a very robust economy, and I am confident that the government’s monetary and fiscal policies will continue to drive very strong economic growth, and at the same time attempt to stem concerns over inflation. I also expect technology spending to remain on its positive trajectory. Overall, I consider China to be a very favorable place to do business and see multiple opportunities for new revenue growth as we head into 2011,” Mr. Kang said.

Cogo 2010 Q3 Earnings Results Conference Call

Date/ Time:
November 4, 2010 (Thursday) @ 4:30 PM (ET)

Conference Call:
US/ Canada Toll-Free: 1-877-941-1427
International: +1-480-629-9664

Webcast/ Audio Recording:
http://viavid.net/dce.aspx?sid=00007BF2

Replay (from 11/04/2010 at 7:30 pm to 11/11/2010 at 11:59 pm ET):
US/ Canada Toll-Free: 1-877-870-5176 (Passcode: 4374132)
International: +1-858-384-5517 (Passcode: 4374132)

About Cogo Group, Inc.:

Cogo Group, Inc. (NASDAQ: COGO) is a leading provider of customized embedded solutions for the technology manufacturing sector in China. The Company believes it acts as a proxy to China's technology industry as it works with virtually all the major ODMs and OEMs in China. Cogo leverages these relationships and combines their IP to create designs that Cogo then sells to electronic manufacturers. These designs allow manufacturers to reduce their time to market for new products and ultimately increase sales. Cogo focuses on the telecommunications equipment, digital media and industrial applications end-markets for their customized design modules while also offering business and engineering services to their large telecommunications equipment vendor customers. Over the last fifteen years, Cogo has grown its customer list to include nearly 1,500 manufacturers across the telecommunications equipment, digital media and industrial applications markets, covering both multinational Chinese subsidiaries and Chinese domestic companies.

For further information:
Investor Relations

www.cogo.com.cn/investorinfo.html
communications@cogo.com.cn
H.K.:           +852 2730 1518
U.S.:           +1 (646) 291 8998
Fax:           +86 755 2674 3522

Safe Harbor Statement:
This press release includes certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include statements about our proposed discussions related to our business or growth strategy such as growth in digital media, telecommunications and industrial applications businesses, as well as our potential acquisitions, which are subject to change. Such information is based upon expectations of our management that were reasonable when made, but may prove to be incorrect. All such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. For further descriptions of other risks and uncertainties, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at www.sec.gov.

About Non-GAAP Financial Measures:
To supplement Cogo Group, Inc.’s consolidated financial results presented in accordance with GAAP, Cogo uses the following measures defined as Non-GAAP financial measures by the SEC: 1) Non-GAAP net income attributable to Cogo Group, Inc. which is net income attributable to Cogo Group, Inc. excluding share-based compensation expenses and acquisition related costs, net, such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill and 2) Non-GAAP basic and diluted EPS attributable to Cogo Group, Inc., which is basic and diluted EPS excluding share-based compensation expenses and acquisition related costs such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill. The presentation of these Non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these Non-GAAP financial measures, please see the table captioned “Unaudited Reconciliations of Non-GAAP measures to the most comparable GAAP measures” set forth at the end of this release.

Cogo Group, Inc. believes that these Non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based expenses and acquisition related costs such as amortization and impairment of intangible assets that may not be indicative of its operating performance from a cash perspective. Cogo Group, Inc. believes that both management and investors benefit from referring to these Non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These Non-GAAP financial measures also facilitate management's internal comparisons to Cogo Group, Inc.’s historical performance and liquidity. Cogo Group, Inc. computes its Non-GAAP financial measures using the same consistent method from quarter to quarter.

Cogo Group, Inc. believes these Non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using Non-GAAP net income, Non-GAAP basic and diluted earnings per share, Non-GAAP income from operation and Non-GAAP operating margin is that these Non-GAAP measures exclude share-based compensation charge and acquisition related costs such as amortization and impairment of intangible assets, related deferred taxation, extraordinary gain on bargain purchase and impairment of goodwill that have been and will continue to be for the foreseeable future a recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each Non-GAAP measure. The accompanying tables have more details on the reconciliations between GAAP financial measures that are most directly comparable to Non-GAAP financial measures.

Tables Attached

COGO GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010		December 31, 2009
	USD’000	RMB’000	RMB’000
Assets
Current assets:
Cash	137,100	917,265	667,320
Pledged bank deposits	20,000	133,810	116,040
Accounts receivable, net	89,442	598,411	617,613
Bills receivable	3,800	25,425	17,592
Inventories	44,250	296,052	146,132
Income taxes receivable	180	1,207	1,263
Prepaid expenses and other receivables	5,846	39,118	28,083
Total current assets	300,618	2,011,288	1,594,043
Property and equipment, net	2,235	14,955	14,406
Goodwill and intangible assets, less accumulated amortization, RMB117,187 thousand (USD17,515 thousand) in 2010 and RMB100,834 thousand in 2009	44,288	296,309	312,662
Other assets	234	1,563	416
Total Assets	347,375	2,324,115	1,921,527
Liabilities and equity
Current liabilities:
Accounts payable	11,767	78,725	81,140
Bank borrowings	76,434	511,379	119,402
Income taxes payable	2,339	15,652	11,847
Accrued expenses and other liabilities	9,661	64,635	138,008
Total current liabilities	100,201	670,391	350,397
Deferred tax liabilities	2,452	16,409	19,108
Total liabilities	102,653	686,800	369,505
Equity
Common stock: Par value: USD0.01 Authorized: 200,000,000 shares Issued: 40,552,178 shares in 2010 40,079,336 shares in 2009 Outstanding: 35,326,447 shares in 2010 35,770,025 shares in 2009	492	3,290	3,258
Additional paid in capital	190,242	1,272,816	1,221,538
Retained earnings	102,605	686,479	604,464
Accumulated other comprehensive loss	(16,907)	(113,115)	(107,384)
	276,432	1,849,470	1,721,876
Less cost of common stock in treasury, 5,225,731 shares in 2010 and 4,309,311 shares in 2009	(33,044)	(221,080)	(178,309)
Total Cogo Group, Inc. equity	243,388	1,628,390	1,543,567
Noncontrolling interest	1,334	8,925	8,455
Total equity	244,722	1,637,315	1,552,022
Total liabilities and equity	347,375	2,324,115	1,921,527

COGO GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months ended September 30,
	2010	2010	2009
	USD’000	RMB’000	RMB’000
Net revenue
Product sales	98,855	661,392	551,063
Services revenue	1,345	8,997	8,970

	100,200	670,389	560,033
Cost of sales
Cost of goods sold	(84,915)	(568,120)	(472,010)
Cost of services	(1,089)	(7,287)	(7,194)

	(86,004)	(575,407)	(479,204)
Gross profit	14,196	94,982	80,829
Selling, general and administrative expenses	(6,017)	(40,255)	(47,437)
Research and development expenses	(2,973)	(19,893)	(15,756)
Other operating income	28	188	349

Income from operations	5,234	35,022	17,985
Interest expense	(513)	(3,435)	(572)
Interest income	594	3,971	3,716

Earnings before income taxes	5,315	35,558	21,129
Income tax expense	(621)	(4,156)	(2,731)

Income before extraordinary item	4,694	31,402	18,398
Extraordinary item, net of nil tax	-	-	6,737

Net income	4,694	31,402	25,135
Less net income attributable to noncontrolling interest	(46)	(306)	(2,175)

Net income attributable to Cogo Group, Inc.	4,648	31,096	22,960

Earnings per share attributable to Cogo Group, Inc.	USD	RMB	RMB
Income before extraordinary item	0.12	0.83	0.44
Extraordinary item	-	-	0.18

- Basic	0.12	0.83	0.62
Income before extraordinary item.	0.12	0.82	0.43
Extraordinary item	-	-	0.18

- Diluted	0.12	0.82	0.61
Weighted average number of common shares outstanding
- Basic		37,244,589	36,809,304
- Diluted		37,853,878	37,745,926
Amounts attributable to Cogo Group, Inc.
Income before extraordinary item	4,648	31,096	16,223
Extraordinary item	-	-	6,737
Net income attributable to Cogo Group, Inc.	4,648	31,096	22,960

Comprehensive income:
Net income	4,694	31,402	25,135
Other comprehensive income
Foreign currency translation adjustments	(579)	(3,876)	(165)
Comprehensive income:
Less: comprehensive income attributable to noncontrolling interests	(31)	(206)	(2,171)
Comprehensive income attributable to Cogo Group, Inc.	4,084	27,320	22,799

COGO GROUP, INC. and SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO THE MOST COMPARABLE GAAP MEASURES

	Three Months ended September 30,
	2010	2009
	USD'000	USD'000
Net income
GAAP net income attributable to Cogo Group, Inc.	4,648	3,363
Share-based compensation expense	2,634	2,191
Acquisition related costs- amortization of intangible assets and related deferred taxation	680	1,129
Non-GAAP net income attributable to Cogo Group, Inc.	7,962	6,683

Income from operations
GAAP income from operations	5,234	2,635
Share-based compensation expense	2,634	2,191
Acquisition related costs- amortization of intangible assets	815	2,288
Non-GAAP income from operations	8,683	7,114

Operating margin
GAAP operating margin	5.2%	3.2%
Non-GAAP operating margin	8.7%	8.7%

Earnings per share	USD	USD
GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.12	0.09
Non-GAAP net income attributable to Cogo Group, Inc. per common share- Diluted	0.21	0.18

Weighted average number of common shares outstanding
Basic	37,244,589	36,809,304
Diluted	37,853,878	37,745,926